Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Symetra Mutual Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Symetra Mutual Funds Trust for the period ended December 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Symetra Mutual Funds Trust for the stated period.

/s/ Daniel R. Guilbert Daniel R. Guilbert President and Chief Executive Officer Symetra Mutual Funds Trust	/s/ Colleen M. Murphy Colleen M. Murphy Principal Financial and Accounting Officer Symetra Mutual Funds Trust
Dated: February 21, 2013	Dated: February 21, 2013

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Symetra Mutual Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.